PETER G. MATTHEWS

LAWYER

pgm@lawyer.com

Canada:

            Suite 200, 100 Park Royal, West Vancouver, BC, Canada, V7T 1A2

            Tel:  (604) 922-0584

               Fax:  (604) 648-9083

Consent

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-8 Registration Statement filed with the Securities and Exchange Commission as lawyer for the registrant,

DATED this 1st day of September, 2003.

Yours truly,

/s/ Peter G. Matthews

Peter G. Matthews